UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2019

American Assets Trust, Inc.

American Assets Trust, L.P.

(Exact name of registrant as specified in its charter)

Maryland (American Assets Trust, Inc.) Maryland (American Assets Trust, L.P.)	001-35030 (American Assets Trust, Inc.) 333-202342-01 (American Assets Trust, L.P.)	27-3338708 (American Assets Trust, Inc.) 27-3338894 (American Assets Trust, L.P.)
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11455 El Camino Real, Suite 200 San Diego, California 92130	92130
(Address of principal executive offices)	(Zip Code)

(858) 350-2600

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of Registrant	Title of each class	Trading Symbol	Name of each exchange on which registered
American Assets Trust, Inc.	Common Stock, par value $0.01 per share	AAT	New York Stock Exchange
American Assets Trust, L.P.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information contained under the heading 8.01 Other Events below is incorporated herein by reference.

Item 8.01	Other Events.

On June 11, 2019, American Assets Trust, Inc. (the “Company”) and American Assets Trust, L.P. (the “Operating Partnership”) executed an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of up to 10,925,000 shares (the “Shares”), including the full exercise of the Underwriters’ option to purchase additional shares, of the Company’s common stock, par value $0.01 per share (the “Common Stock”). On June 12, 2019, the Underwriters exercised their over-allotment option to purchase an additional 1,425,000 shares in full.

On June 14, 2019, the Company completed the sale of the Shares for net proceeds of approximately $472.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Company contributed the net proceeds from this offering to the Operating Partnership in exchange for common units. The Operating Partnership intends to use the net proceeds from the offering to finance its recently announced acquisition of La Jolla Commons and, to the extent such acquisition is not completed, to repay amounts outstanding from time to time under its second amended and restated credit facility or other debt financing obligations, fund its development or redevelopment activities, fund potential acquisition opportunities and/or for general corporate purposes.

The offering was made pursuant to a shelf registration statement on Form S-3ASR (Registration Statement No. 333-222876) filed by the Company with the Securities and Exchange Commission (the “SEC”) that became automatically effective on February 5, 2018, a preliminary prospectus supplement, a final prospectus supplement and the accompanying prospectus, each filed with the SEC.

In connection with the closing of the offering on June 14, 2019, the Operating Partnership issued to the Company 10,925,000 common units in exchange for the Company’s contribution to the Operating Partnership of the net proceeds from the offering.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Operating Partnership, customary conditions to closing, indemnification and contribution obligations of the Company, the Operating Partnership and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein. A copy of the opinion of Venable LLP relating to the legality of the issuance and sale of Common Stock in the offering is attached as Exhibit 5.1 to this report.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by such Act. Forward-looking statements include, among others, statements regarding the completion of the offering and the anticipated use of proceeds and expected net proceeds therefrom. These statements involve risks, estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in these statements, including, among others, risks and uncertainties associated with the Company’s business and finances in general. In addition, you should refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 11, 2019, by and among American Assets Trust, Inc., American Assets Trust, L.P. and Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Assets Trust, Inc.

By:	/s/ Adam Wyll
Adam Wyll
Senior Vice President, General Counsel and Secretary

June 14, 2019

American Assets Trust, L.P.

By:	/s/ Adam Wyll
Adam Wyll
Senior Vice President, General Counsel and Secretary

June 14, 2019